UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 4, 2013

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On April 4, 2013, Premier Financial Bancorp, Inc. “Premier” issued a press release announcing the appointment of Mike Mineer to Senior Vice President of Premier Financial Bancorp, Inc.  Mr. Mineer joined Premier in 2003 as President and CEO of Citizens Deposit Bank in Vanceburg, Kentucky.  He began his banking career in 1989 with Kentucky Community Bancorp, which was eventually acquired by U. S. Bank, working in various capacities within the company.  Mineer holds undergraduate degrees in Marketing and Management from The University of Kentucky and a Master of Business Administration degree from Morehead State University.  As of December 31, 2012, Citizens Deposit Bank had approximately $375 million in total assets, $221 million in total loans and $326 million in total deposits comprising about one-third of Premier’s total operations.  In 2012, Citizens Deposit Bank earned $4.551 million, a 1.21% return on average assets, and comprised approximately 44% of Premier’s net income in 2012.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated April 4, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: April 4, 2013                                                   Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 4, 2013 captioned “Mike Mineer Named Senior Vice President of Premier Financial Bancorp, Inc.”